                                IRREVOCABLE PROXY
                                       AND
                                VOTING AGREEMENT

                  IRREVOCABLE PROXY AND VOTING AGREEMENT (this "Agreement"), dated as of July 26, 1999, between Global Pharmaceutical Corporation, a Delaware corporation ("Global"), and China Development Industrial Bank, Inc. ("Seller"). This Agreement shall be legally binding and effective when, and only when, an executed copy of this Agreement, signed by Seller, is delivered to Global.

                  WHEREAS, concurrently herewith Global and Impax
Pharmaceuticals, Inc. ("Impax") are entering into an Agreement and Plan of Merger (the "Merger Agreement");

                  WHEREAS, pursuant to the Merger Agreement, (i) Impax will be merged with and into Global (collectively, the "Merger"), with Global surviving the Merger (with the surviving corporation's name changed to Impax Laboratories, Inc.), (ii) each issued and outstanding share of the common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of Impax will be converted into shares of the common stock, $.01 par value ("Global Common Stock"), of Global, (iii) each issued and outstanding share of Series D Preferred Stock of Impax will be converted into shares of Series 1 Preferred Stock of Global, and (iv) each issued and outstanding share of Series D Preferred Stock of Global will be converted into shares of Series 1 Preferred Stock of Global.

                  WHEREAS, as of the date hereof, Seller owns beneficially and of record, and has the power to vote, the classes and amounts of securities of Impax set forth on Schedule A hereto, (the "Existing Securities," together with securities of Impax acquired by Seller after the date hereof and prior to the termination hereof, whether upon the exercise of warrants or options, conversion of convertible securities or otherwise, collectively, referred to herein as the "Impax Securities"); and

                  WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Global has required that Seller agree, and Seller has agreed, to grant a proxy to vote the Impax Securities on the terms and conditions provided for herein;

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, the parties hereby agree as follows, with all capitalized terms used herein and not otherwise defined herein having the respective meanings ascribed thereto in the Merger Agreement:

         1. Agreement to Vote; Proxy.

                  1.1 Voting. Seller hereby agrees that, during the time this Agreement is in effect, at any meeting of the stockholders of Impax, however called (including any adjournments or postponements thereof), Seller shall, except as otherwise agreed to in writing by Global, (a) vote the Impax Securities in favor of the Merger; (b) vote the Impax Securities against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Impax under the Merger Agreement; and (c) vote the Impax Securities against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger, including, but not limited to: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Impax or any of its affiliates, or a public offering of securities of Impax; (ii) a sale or transfer of a material amount of assets of Impax or any of its affiliates or a merger, recapitalization or liquidation of Impax or any of its affiliates; (iii) any change in the management, board of directors, or other significant personnel, of Impax; (iv) any change in the present capitalization or dividend policy of Impax or any of its affiliates; or
(v) any material change in the corporate structure or business of Impax or any of its affiliates. Seller agrees not to exercise any dissenters' rights he, she or it may have under the California Corporation Code or otherwise with respect to any of the Impax Securities.

                  1.2 Proxy. Seller hereby grants to Global a proxy to vote the Impax Securities as indicated in Section 1.1 above. Seller intends this proxy to be irrevocable and coupled with an interest and will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by Seller with respect to any of the Impax Securities.

         2. Expiration. Global's right to vote the Impax Securities governed hereby shall terminate upon the first to occur of (a) the Effective Time (as defined in the Merger Agreement) of the Merger, (b) termination of the Merger Agreement in accordance with its terms, and (c) written notice of termination of this Agreement by Global to Seller. This Agreement shall remain in effect until the Merger Agreement is terminated in accordance with its terms or the consummation of the Merger.

         3. Representations and Warranties of Seller. Seller hereby represents and warrants to Global as follows:

                  3.1 Ownership of Impax Securities. On the date hereof, the Existing Securities are owned of record and beneficially by Seller. Seller has sole voting power, without restrictions, with respect to all of the Existing Securities. Except for this Agreement, Seller has not granted any options, warrant or other right to purchase or acquire from such Seller any interest in any Existing Securities.

                  3.2 Power, Binding Agreement. Seller has the legal capacity, power and authority to enter into and perform all of his, her or its obligations under this Agreement. The execution, delivery and performance of this Agreement by Seller will not violate any other agreement to which Seller is a party, including, without limitation, any voting agreement, shareholders' agreement, partnership agreement or voting trust. This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding obligation of Seller enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors' rights and remedies generally.

                  3.3 No Conflicts. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or any of his, her or its properties or assets. No consent, approval, order or authorization of, or registration, declaration, or filing with, any governmental entity or public body or authority is required by or with respect to the execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby.

                  3.4 Seller's Qualifications and Other Matters.

         (i) Seller is an Accredited Investor, as that term is defined in Rule 501(a) of Regulation D, as promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

         (ii) Seller has received a copy of the prospectus, dated December 19, 1995, of Global relating to Global's initial public offering of Global Common Stock, a copy of Global's Annual Report on Form 10-KSB for the year ended December 31, 1998, a copy of Global's quarterly report on Form 10-QSB for the quarter ended March 31, 1999, a copy of the draft Merger Agreement with all draft Schedules and Exhibits attached thereto and such information relating to Impax as Seller has requested (collectively, "Written Information") and, prior to signing this Agreement, Seller has carefully reviewed the Written Information. No oral representations have been made or oral information furnished to Seller in connection with the Merger which were in any way inconsistent with the Written Information. Seller has been fully informed of negotiations relating to and terms of the Merger Agreement and understands the business in which Impax and Global, respectively, are and will be engaged and has such knowledge and experience in financial and business matters, including knowledge and experience in the pharmaceutical industry, that Seller is capable of evaluating the merits and risks of the Merger and an investment in the Global Common Stock, and making an informed investment decision with respect thereto. Seller has such knowledge and experience in financial and business affairs and is capable of determining the information necessary to make an informed decision, requesting such information and utilizing the information he or she has received to evaluate the merits and risks of the Merger and an investment in the Global Common Stock. Seller has received such information concerning Global and Impax and the transactions contemplated by the Merger Agreement, and all such other information, as he, she or it has deemed necessary or appropriate to evaluate the merits and risks of the Merger and an investment in the Global Common Stock and to make such a decision. Further, Seller is a significant stockholder of Impax and, as such, has been given the opportunity to review the financial condition of, and is fully familiar with, the business, operations, prospects and plans of Impax.

         (iii) Seller has had an opportunity to review and discuss the transactions contemplated by the Merger Agreement with his or her advisors and management of Impax and Global.

         4. Certain Covenants of Seller. Seller hereby covenants and agrees as follows:

                  4.1 Restriction on Transfer, Proxies and Non-Interference. Seller hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to, (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Impax Securities, (ii) grant any proxies, deposit any Impax Securities into a voting trust or enter into a voting agreement with respect to any Impax Securities or (iii) take any action that would make any representation or warranty of Seller contained herein untrue or incorrect or have the effect of preventing or disabling Seller from performing his, her or its obligations under this Agreement.

                  4.2 Non Solicitation. Seller agrees not to enter into negotiations with, or solicit offers from, any party (other than Global) regarding the sale of capital stock or assets of Impax or the merger, consolidation or other combination of Impax with any other person or entity.

                  4.3 Additional Securities. Seller hereby agrees, while this Agreement is in effect, to promptly notify Global of the number of any new shares of Common Stock, and/or other securities of Impax, or any of its subsidiaries or affiliates, as the case may be, with respect to which Seller acquires voting rights after the date hereof.

         5. Conversion of Impax Securities. Seller hereby agrees to convert all of its Series D Preferred Stock of Impax into Series 1 Preferred Stock of Global, in accordance with the Articles of Incorporation of Impax, and Section 2.01(c) of the Agreement and Plan of Merger, dated as of July 26, 1999, between Global and Impax (the "Merger Agreement"). Such conversion of the Series D Preferred Stock shall be automatic and shall occur, without any further action on the part of the Seller, simultaneously with and as of the Effective Time, as defined in the Merger Agreement.

         6. Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditions manner practicable, the transactions contemplated by this Agreement.

         7. Miscellaneous.

                  7.1 Entire Agreement; Assignment. This Agreement (i) constitutes the entire agreement (other than the other agreements entered into which are referenced in the Merger Agreement) among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise.

                  7.2 Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

                  7.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram or telecopy (followed by confirmation of receipt thereof), or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

                  If to the Seller:    China Development Industrial Bank, Inc.
                                       5th Floor, CDC Tower
                                       125 Nanking East Road, Sec. 5
                                       Taipei 10572
                                       Taiwan, ROC


                  with a copy to:      ________________________________________
                                       ________________________________________
                                       ________________________________________


                  If to Global:        Global Pharmaceutical Corporation
                                       Castor & Kensington Avenues
                                       Philadelphia, PA 19124-5694

                  with a copy to:      Fulbright & Jaworski L.L.P.
                                       666 Fifth Avenue
                                       New York, New York 10103
                                       Attention:  Sheldon Nussbaum, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                  7.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws rules.

                  7.5 Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages and, therefore, each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                  7.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but both of which shall constitute one and the same Agreement.

                  7.7 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  7.8 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                  IN WITNESS WHEREOF, Global and Seller have caused this Agreement to be duly executed as of the day and year first above written.


                                             GLOBAL PHARMACEUTICAL CORPORATION


                                             By: /s/ Barry R. Edwards
                                                ------------------------
                                             Name: Barry R. Edwards
                                                  ----------------------
                                             Title: President & CEO
                                                   ---------------------



                                             CHINA DEVELOPMENT INDUSTRIAL BANK,
                                                INC.


                                             By: /s/ Benny T. Hu
                                                ------------------------
                                             Name: Benny T. Hu
                                                  ----------------------
                                             Title: President
                                                   ---------------------



ACCEPTED AND AGREED TO:

IMPAX PHARMACEUTICALS, INC.


By: /s/ Larry Hsu
   --------------------
Name: Larry Hsu
     ------------------
Title: President
      -----------------




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


                     IRREVOCABLE PROXY AND VOTING AGREEMENT

                                   SCHEDULE A


          Name of Impax Owner: China Development Industrial Bank, Inc.


           Impax                                        Shares Owned
           -----                                        ------------

Common Stock                                              _________

Series A Preferred Stock                                  _________

Series B Preferred Stock                                  _________

Series C Preferred Stock                                  _________

Series D Preferred Stock                                  1,100,000





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